EXHIBIT 99.1
JOINT FILER INFORMATION
OTHER REPORTING PERSON(s)
1. STRAND ADVISORS, INC.
ITEM INFORMATION

Name:                             Strand Advisors, Inc.

Address:                          Two Galleria Tower
                                  13455 Noel Road, Ste. 800
                                  Dallas, Texas 75240

Designated Filer:                 Highland Capital Management, L.P.

Issuer Name and Ticker or         ICO Global Communications Holdings Ltd.[ICOG]
Trading Symbol:

Date of Earliest Transaction      August 21, 2008
Required to be Reported
(Month/Day/Year):

If Amendment, Date Original       Not Applicable
Filed (Month/Day/Year):

Relationship of Reporting         10% Owner
Person(s) to Issuer:

Individual or Joint/Group
  Filing:                         Form filed by More than One Reporting Person

Signature:

By:      /s/ James D. Dondero
         --------------------------------
Name:    James D. Dondero
Title:   President
Date:    August 25, 2008

2. JAMES D. DONDERO
ITEM INFORMATION

Name:                              James D. Dondero

Address:                           Two Galleria Tower
                                   13455 Noel Road, Ste. 800
                                   Dallas, Texas 75240

Designated Filer:                  Highland Capital Management, L.P.

Issuer Name and Ticker or          ICO Global Communications Holdings Ltd.[ICOG]
Trading Symbol:

Date of Earliest Transaction       August 21, 2008
Required to be Reported
(Month/Day/Year):

If Amendment, Date Original        Not Applicable
Filed (Month/Day/Year):

Relationship of Reporting          10% Owner
Person(s) to Issuer:

Individual or Joint/Group
  Filing:                          Form filed by More than One Reporting Person

Signature:

By:      /s/ James D. Dondero
         --------------------------------
Name:    James D. Dondero
Date:    August 25, 2008